Exhibit 99.1

TOREADOR ANNOUNCES THIRD QUARTER AND FIRST NINE MONTHS OF 2008 FINANCIAL RESULTS AND PROVIDES OPERATIONAL UPDATE

•	Third quarter revenue improved approximately 43% from a year ago
•	Quarterly EBITDAX increased to approximately $12.9 million
•	Operating income of $1.6 million in third quarter compared to operating loss last year

Third quarter 2008 operating results

DALLAS, TEXAS – (November 7, 2008) – Toreador Resources Corporation (NASDAQ: TRGL) today reported that revenues for the quarter ended September 30, 2008 improved approximately 43% to approximately $17.7 million from $12.4 million in the same period last year primarily due to higher realized prices for oil and gas. An operating gain was recorded in the third quarter of 2008 of $1.6 million, compared to an operating loss of $10.9 million in the same period last year. Decreases in exploration expenses, dry hole expenses, and general and administrative expenses were partially offset by increases in lease operating expenses and depreciation, depletion and amortization expenses, resulting in an overall decrease in these operating expenses of $4.6 million. Additionally, a gain on an oil derivative contract in France contributed $2.4 million to operating income, compared to a loss of $207 thousand for the same period last year.

In the third quarter of 2008 the company reported earnings before interest, taxes, depreciation, amortization, and exploration expense (EBITDAX, a non-GAAP measure*) of $12.9 million compared to $4.9 million for the same period last year.

Toreador Q3 2008 Financial Results, November 7, 2008	Page 2 of 9

For the three months ended September 30, 2008, the company reported a gain available to common shares of $70 thousand, compared to a loss available to common shares of $20.8 million in the third quarter of 2007, or $1.09 per share.

During the quarter the company repurchased approximately $5.5 million face value of its 5% convertible senior notes due 2025 for approximately $4.9 million plus accrued interest of approximately $106 thousand. Approximately $223 thousand of prepaid loan fees were expensed that were attributable to the repurchased notes, which resulted in a gain of approximately $368 thousand on the early extinguishment of debt. In July, as previously announced, Toreador’s board of directors authorized a program to repurchase up to $10 million face value of the convertible notes. Approximately $4.5 million remains under that authorization.

Diluted weighted average shares outstanding in the third quarter of 2008 were 19.9 million, compared to 19.2 million diluted weighted average shares outstanding in the third quarter of 2007.

	For the Three Months Ended September 30,			For the Three Months Ended September 30,
	2008	2007		2008	2007
Production:			Average Price:
Oil (MBbls):			Oil ($/Bbl):
France	89	94	France	$ 108.00	$ 71.23
Turkey	14	17	Turkey	111.33	60.96
Romania	1	2	Romania	68.80	47.64
Total	104	113	Total	$ 108.22	$ 69.26

Gas (MMcf):			Gas ($/Mcf):
France	—	—	France	$ —	$ —
Turkey	471	423	Turkey	12.34	8.50
Romania	106	168	Romania	5.99	5.28
Total	577	591	Total	$ 11.17	$ 7.58

MBOE:			$/BOE:
France	89	94	France	$ 108.00	$ 71.23
Turkey	93	87	Turkey	79.73	52.94
Romania	18	30	Romania	37.06	32.78
Total	200	211	Total	$ 88.42	$ 58.21

Toreador Q3 2008 Financial Results, November 7, 2008	Page 3 of 9

First nine months of 2008 operating results

For the nine months ended September 30, 2008 Toreador recorded revenues of $51.5 million, an increase of 77% over the revenues of $29.2 million for the first nine months of 2007. EBITDAX (a non-GAAP measure*) for the first nine of 2008 improved to $27.0 million from $10.2 million in the same period last year.

Toreador recorded an operating loss of $64.6 million in the first nine months of 2008, primarily due to asset impairment charges and high DD&A expenses associated with Turkish natural gas production. A loss available to common shares of $70.1 million, or $3.55 a share, was recorded in the first nine months of 2008 compared to a loss of $54.7 million, or $3.03 a share, in the first nine months of 2007.

Diluted weighted average shares outstanding in the first nine months of 2008 were 19.8 million compared to 18.1 million in the first nine months of 2007.

	For the Nine Months Ended September 30,			For the Nine Months Ended September 30,
	2008	2007		2008	2007
Production:			Average Price:
Oil (MBbls):			Oil ($/Bbl):
France	278	288	France	$ 105.81	$ 62.54
Turkey	42	51	Turkey	105.14	54.88
Romania	2	8	Romania	67.36	54.58
Total	322	347	Total	$ 105.43	$ 61.24

Gas (MMcf):			Gas ($/Mcf):
France	—	—	France	$ —	$ —
Turkey	1,448	625	Turkey	10.75	8.39
Romania	337	543	Romania	5.63	4.79
Total	1,785	1,168	Total	$ 9.78	$ 6.72

MBOE:			$/BOE:
France	278	288	France	$ 105.81	$ 62.54
Turkey	284	155	Turkey	70.54	51.84
Romania	58	98	Romania	35.14	30.81
Total	620	541	Total	$ 83.02	$ 53.71

Toreador Q3 2008 Financial Results, November 7, 2008	Page 4 of 9

OPERATIONAL UPDATE

Sale of Turkish Black Sea asset still on track

Approval of the assignment of a 26.75% interest in Toreador’s Western Black Sea permits (which includes the South Akcakoca Sub-basin project) to Petrol Ofisi is proceeding as planned and closing is expected to occur in the latter part of November.

Development well expected to spud in Cendere Field early in first quarter of 2009

A drilling location is being prepared for a development well in the Cendere Field in southeast Turkey, and the well is expected to spud in the first quarter of 2009. Toreador has a 19.6% working interest in the field, which is operated by TPAO, the Turkish national oil company. The field currently produces approximately 200 barrels of oil per day net to Toreador’s interest.

Seismic survey in Sea of Marmara permits completed and in processing

A 1,000-kilometer 2D seismic survey has been completed in the shallow waters of Toreador’s Sea of Marmara permits offshore Turkey and is currently being processed. Toreador has a 50% working interest in the permits and is the operator. Thrace Basin Natural Gas Turkiye Corporation and Pinnacle Turkey Inc. each have a 25% working interest in the joint venture.

Posted natural gas prices increased by 23% effective November 1st in Turkey

BOTAS, the Turkish national pipeline operator, declared an increase November 1, 2008, of approximately 23% in the Turkish Lira price charged to industrial end users. This is the third price increase this year and in dollar terms sets the price for uninterruptible industrial supply at approximately $14.66 per thousand cubic feet (MCF). The posted price increase results in a wellhead price of approximately $13.57 per MCF for the gas produced in the South Akcakoca Sub-basin project starting November 1. In September the gross production from the project averaged approximately 14.5 million cubic feet per day.

Wellsite being prepared for Tompa deep gas well

In Hungary, the drilling pad for the previously announced deep gas well in the Kiskunhalas trough is being prepared for a mid-December spud date. The well, which is being funded by a joint venture partner, is being drilled to test a high-pressure, high-temperature unconventional deep gas play first discovered in the 1980s. The well is expected to take 70 to 90 days to drill. Toreador has a 25% working interest and is being carried through the drilling, completion and testing of the well. Delta Hydrocarbons, a private European energy fund, is

Toreador Q3 2008 Financial Results, November 7, 2008	Page 5 of 9

earning a 75% working interest in any unconventional gas resources in Toreador’s Tompa exploration block by funding the first well.

CONFERENCE CALL

A conference call will be held today at 10:00 am Central, 11:00 am Eastern, to discuss financial results and current operations.

Active participants who wish to ask questions during the conference call should dial toll free 800-218-0204 (international dial 1-303-262-2131) approximately 10 minutes before the scheduled call time to access the call.

Those who wish only to listen to the live audio webcast may access the webcast via Toreador’s internet home page at www.toreador.net by selecting the “Investor Relations” link on the home page and then selecting the “Conference Calls” link.

Those unable to participate in the live call may hear a rebroadcast for up to twelve months after the conference call at www.toreador.net by selecting the “Investor Relations” link on the home page and then selecting the “Conference Calls” link or may dial toll-free 800-405-2236 (international dial 1-303-590-3000), passcode 11120600#, to listen to a replay of the call. Phone replays will be available for 14 days after the call.

ABOUT TOREADOR

Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of natural gas, crude oil and other income-producing minerals. The company holds interests in developed and undeveloped oil and gas properties in France, Hungary, Romania and Turkey. More information about Toreador may be found at the company's web site, www.toreador.net.

*Explanation and Reconciliation of Non-GAAP Financial Measures

EBITDAX represents earnings before interest, income taxes, depreciation, depletion and amortization, impairment expenses and exploration expenses, including foreign currency remeasurement and exchange gain, gain (loss) from the sale of properties and other assets, equity in earnings (loss) of unconsolidated affiliates, reduction in force and impairment of oil and natural gas properties. The Company has reported EBITDAX because the Company believes EBITDAX is a measure commonly reported by oil and gas exploration and development companies and widely used by investors as an indicator of a company's available cash flow, operating performance and ability to incur and service debt. The Company believes EBITDAX

Toreador Q3 2008 Financial Results, November 7, 2008	Page 6 of 9

assists investors in comparing a company’s performance on a consistent basis without regard to depreciation, depletion and amortization, impairment of natural gas and oil properties and exploration expenses, which can vary significantly depending upon accounting methods. EBITDAX is not a measure of performance under accounting principles generally accepted in the United States of America and should not be considered in isolation or construed as a substitute for net income or other operations data or cash flow data prepared in accordance with accounting principles generally accepted in the United States for purposes of analyzing the Company’s profitability or liquidity, because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions and other sources and uses of cash, which are disclosed in the Company’s statements of cash flows. Investors should carefully consider the specific items included in the Company’s computation of EBITDAX. While the Company has disclosed its EBITDAX to permit a more complete comparative analysis of its operating performance and debt servicing ability relative to other companies, investors should be cautioned that EBITDAX as reported by the Company may not be comparable in all instances to EBITDAX as reported by other companies. EBITDAX amounts may not be fully available for management’s discretionary use, due to requirements to conserve funds for capital expenditures, debt service, preferred stock dividends and other commitments.

Table 1: Reconciliation of EBITDAX to Net income (loss) from continuing operations for the three months ended September 30,

Toreador Q3 2008 Financial Results, November 7, 2008	Page 7 of 9

Table 2: Reconciliation of EBITDAX to Net loss from continuing operations for the nine months ended September 30,

Safe-Harbor Statement – Except for the historical information contained herein, the matters set forth in this news release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Toreador intends that all such statements be subject to the "safe-harbor" provisions of those Acts. Many important risks, factors and conditions may cause Toreador's actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, actual recoveries of insurance proceeds, the ability of Toreador to obtain additional capital, whether the transaction to sell a 26.75% interest in the South Akcakoca Sub-basin is completed on the terms contemplated, and other risks and uncertainties described in the company's filings with the Securities and Exchange Commission. The historical results achieved by Toreador are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

CONTACT:

Toreador Resources
Stewart P. Yee, VP Investor Relations

214-559-3933 or 800-966-2141

syee@toreador.net

Toreador Q3 2008 Financial Results, November 7, 2008	Page 8 of 9

TOREADOR RESOURCES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,
	2008	2007
	(Unaudited)
	(In thousands, except
	per share data)
Oil and natural gas sales	$ 17,695	$ 12,400
Operating costs and expenses:
Lease operating	4,818	2,943
Exploration expense	926	4,812
Depreciation, depletion and amortization	9,984	6,098
Dry hole expense	—	4,250
General and administrative	2,787	5,013
(Gain) loss on oil and gas derivative contracts	(2,405)	207
Total operating costs and expenses	16,110	23,323
Operating income (loss)	1,585	(10,923)
Other income (expense):
Foreign currency exchange gain (loss)	1,591	(13,576)
Gain on the early extinguishment of debt..........................................................	368	—
Interest and other income	457	283
Interest expense, net of interest capitalized	(2,139)	(1,600)
Total other (expense) income.......................................................................	277	(14,893)
Income (loss) before taxes	1,862	(25,816)
Income tax provision	(1,806)	(945)
Income (loss) from continuing operations	56	(26,761)
Income from discontinued operations	14	6,021
Net income (loss)	70	(20,740)
Preferred dividends	—	(40)
Income (loss) available to common shares	$ 70	$ (20,780)
Basic income (loss) available to common shares per share:
From continuing operations	$ —	$ (1.40)
From discontinued operations	—	0.31
	$ —	$ (1.09)

Diluted income (loss) available to common shares per share:
From continuing operations	$ —	$ (1.40)
From discontinued operations	—	0.31
	$ —	$ (1.09)

Weighted average shares outstanding:
Basic	19,929	19,170
Diluted	19,930	19,170

Toreador Q3 2008 Financial Results, November 7, 2008	Page 9 of 9

TOREADOR RESOURCES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

	Nine Months Ended September 30,
	2008	2007
	(Unaudited)
	(In thousands, except
	per share data)
Oil and natural gas sales	$ 51,540	$ 29,183
Operating costs and expenses:
Lease operating	13,132	8,337
Exploration expense	2,875	9,544
Depreciation, depletion and amortization	29,953	13,525
Dry hole expense	—	21,357
General and administrative	12,619	14,248
Loss on oil and gas derivative contracts	1,806	813
Impairment on investments	300	—
Impairment on oil and gas properties	55,461	—
Gain on sale of properties and other assets	—	(3,584)
Total operating costs and expenses	116,146	64,240
Operating loss	(64,606)	(35,057)
Other income (expense):
Equity in earnings of unconsolidated investments	—	22
Foreign currency exchange gain (loss)	2,930	(29,347)
Gain on the early extinguishment of debt.........................................................	368	—
Interest and other income	994	865
Interest expense, net of interest capitalized	(6,389)	(2,510)
Total other income (expense)	2,097	(30,970)
Loss before taxes	(66,703)	(66,027)
Income tax benefit (provision)	(3,399)	4,534
Loss from continuing operations	(70,102)	(61,493)
Income (loss) from discontinued operations	(22)	6,931
Net loss	(70,124)	(54,562)
Preferred dividends	—	(122)
Loss available to common shares	$ (70,124)	$ (54,684)
Basic income (loss) available to common shares per share:
From continuing operations	$ (3.55)	$ (3.41)
From discontinued operations	—	0.38
	$ (3.55)	$ (3.03)

Diluted income (loss) available to common shares per share
From continuing operations	$ (3.55)	$ (3.41)
From discontinued operations	—	0.38
	$ (3.55)	$ (3.03)

Weighted average shares outstanding:
Basic	19,776	18,092
Diluted	19,776	18,092